                                                                    Exhibit 23.5

                          CONSENT OF THOMAS G. HIXON

        The undersigned hereby consents, pursuant to Rule 438 of the Securities Act of 1933, as amended, to the references to him in the Joint Proxy Statement/Prospectus constituting part of the Registration Statement on Form S-4 relating to the proposed merger of Physician Sales & Service, Inc. and Gulf South Medical Supply, Inc., with respect to his being elected or appointed as a director of Physician Sales & Service, Inc., under the circumstances described therein.

                                        /s/ Thomas G. Hixon
                                        --------------------------
                                        Thomas G. Hixon

Madison, Mississippi
February 24, 1998